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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

 1. Digital Solutions of Baltimore Inc. (100%)

 2. American Payroll Systems, Inc. (80%)

 3. Digital Solutions, Inc. of New York (100%)

 4. American Payroll Services Licensing Corp. (100%)

 5. Staff ConnXions, Inc. (100%)

 6. DSI Contract Staffing, Inc. (100%)

 7. Digital Insurance Services, Inc. (100%)

 8. DSI Staff ConnXions of Mississippi, Inc. (100%)

 9. DSI Staff ConnXions Southwest, Inc. (100%)

10. MLB Medical Staffing, Inc. (100%)

11. RAM Technical Services, Inc. (100%)

12. DSI Staff-RX, Inc. (100%)